UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Executive Bonus Plan

On January 21, 2015, our Board of Directors, based on the recommendation of our Compensation Committee, approved our 2015 Executive Bonus Plan, or 2015 Bonus Plan. Under the 2015 Bonus Plan, our executive officers are provided with the opportunity to earn bonus payments calculated based upon the achievement of specified corporate and individual goals, with each executive officer being assigned a corporate and individual goal weighting. Under the 2015 Bonus Plan, each individual is assigned a target bonus opportunity that can be achieved if all corporate and individual goals are achieved. Each individual is also assigned a maximum bonus opportunity that can be achieved if various corporate stretch goals are achieved in addition to all corporate and individual goals. Target and maximum bonuses are calculated as a percentage of an individual’s 2015 base salary and are based on the individual’s role and title in the company.

Under the 2015 Bonus Plan, the target bonus opportunity and maximum bonus opportunity as a percentage of 2015 base salary and corporate and individual goal weighting for each of our named executive officers and our principal financial officer is as follows:

Name	Title	Target Bonus	Maximum Bonus	Corporate	Individual
Bassil I. Dahiyat, Ph.D.	President and Chief Executive Officer	45%	59%	100%	0%
Edgardo Baracchini, Jr., Ph.D.	Chief Business Officer	35%	41%	50%	50%
Paul Foster, M.D.	Chief Medical Officer	35%	41%	50%	50%
John J. Kuch	Vice President, Finance	35%	41%	50%	50%

The corporate goals and the corporate stretch goals under the 2015 Bonus Plan are a combination of research and development goals and business development goals.

2015 Executive Officer Base Salary

On January 21, 2015, our Board of Directors, based on the recommendation of our Compensation Committee, approved 2015 base salaries for the Company’s executive officers. The individual 2015 base salaries approved for our principal executive officer, our principal financial officer and each of our named executive officers are set forth below:

Name	2014 Base Salary
Bassil I. Dahiyat, Ph.D.	$410,000
John J. Kuch	$279,992
Ed Baracchini, Jr., Ph.D.	$299,171
Paul Foster, M.D.	$378,225

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015	XENCOR, INC.

	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Senior Vice President and General Counsel

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